Exhibit 99.1

Contact:     Dana Hambly
Director, Investor Relations
Phone:        (615) 890-9100

National Health Investors: NHI Issues Notice on Operators COVID-19 Preparedness

MURFREESBORO, Tenn.- (March 10, 2020) - The senior housing industry is vigilant about the prevention and spread of all infectious diseases. Assisting and caring for residents when they become sick are core competencies for quality operators in the senior housing and skilled nursing industries. Residents and their families who choose senior housing or skilled nursing expect that care and treatment in our communities will be superior to that received in other settings.

National Health Investors, Inc. (NYSE:NHI) is actively communicating with all its operators to ensure that they are implementing existing protocols and executing new enhanced protocols to prevent and control the spread of COVID-19 in their communities. In the last several days, NHI Management reviewed infectious disease protocols with our top ten operators and are in the process of completing similar reviews with all our operators. We are confident that they are being proactive and working in tandem with the appropriate health agencies including the CDC, NIH and local health authorities. We are encouraged that the operators are communicating directly with residents, resident families, and employees on a regular basis to promote prevention, transparency and accountability.

While COVID-19 represents a new strain of the coronavirus, preparations at our communities for virus prevention and containment are similar to the protocols already in place for other infectious diseases including the seasonal flu. These protocols can include, but are not limited to:

•	Promoting and educating hygiene including proper handwashing;

•	Expanding cleaning and disinfecting regiments when external outbreaks begin to occur;

•	Limiting community activities, asking staff to stay at home when possibly exposed to a contagion, and limiting staff travel;

•	Implementing visitor questionnaire protocols and limiting non-essential visitations from family or other outside guests;

•	Stockpiling necessary supplies, especially those supplies that might be subject to supply disruptions; and

•	Mandatory isolation of impacted or potentially impacted residents as necessary.

This situation is evolving rapidly so NHI has implemented steps to more closely monitor the ongoing activities at the community level until COVID-19 is contained. We cannot predict the impact that COVID-19 will have, but we are appreciative of all the effort and attention that our operators are exerting to best keep their residents and employees safe.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI's portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.All statements regarding the Company's, tenants', operators', borrowers' or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as "may", "will", "believes", "anticipates", "expects", "intends", "estimates", "plans", and other similar expressions are forward-looking statements.Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants' and borrowers' business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at https://www.sec.gov or on NHI's web site at https://www.nhireit.com.